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                The "Apples to Apples" Comparison

In conjunction with our independent consultant, and employees from both companies, KCPL/UCU worked very hard to analyze and fully document cost savings related to the friendly merger of our two companies. KCPL/UCU synergies are credible and achievable. Nonetheless, we feel compelled to put our study on an "apples to apples" basis with the WR study to allow for an appropriate comparison. The following paragraphs detail the impact of applying apparent WR synergy assumptions to the KCPL/UCU study. This outline follows the format of the attached graphic. Finally, it is significant to note that this analysis does not address the impact of the additional 293 FTE reductions identified in WR's synergy study.

- -  TIMING

     -  WR assumes immediate recognition of all FTE reductions.
        KCPL/UCU assumes FTE reductions over 10 years. If KCPL/UCU assumed the immediate recognition of all FTE reductions, KCPL/UCU synergies would increase by $24 million.

     - WR assumes a 1998-2007 time period for the calculation of synergies. KCPL/UCU assumes a 1997-2006 time period. If
        KCPL/UCU assumed a 1998-2007 time period, KCPL/UCU synergies would increase by $36 million.

     - WR assumes a five-year depreciable life for the information systems that would be avoided. KCPL/UCU assumes a 10-year life
        for avoided information systems.   If KCPL/UCU assumed a
        five-year depreciable life, KCPL/UCU synergies would increase by $39 million.

     - WR assumes the immediate recognition of facilities savings. KCPL/UCU assumes facilities savings phased in over a three-year period to allow for the leasing of facilities. If KCPL/UCU assumed the immediate recognition of all facilities benefits, synergies would increase by $2 million.

     - WR assumes the immediate recognition of all procurement leverage benefits. KCPL/UCU assumes a phase-in of benefits to reflect contractual commitments, etc. If KCPL/UCU assumed the immediate recognition of all procurement leverage benefits, KCPL/UCU synergies would increase $4 million.

- -  COMPENSATION

     - WR assumes labor is inflated at an average annual rate of 4.3%. KCPL/UCU assumes a labor inflation rate of 3.5%. If KCPL/UCU assumed a 4.3% inflation rate, synergies for KCPL/UCU would increase by $12 million.

     - WR assumes a benefits ratio of 34%. KCPL/UCU assumes a benefits ratio of 29.4%. If KCPL/UCU assumed a 34% benefits ratio, synergies would increase by $7 million.

     - WR calculates the labor severance deduction assuming nine months average severance. KCPL/UCU found the average severance for the actual FTEs to be 10.85 months. If KCPL/UCU assumed a nine-month severance average, KCPL/UCU synergies would increase by $2 million.

- -  PROCUREMENT

     - WR assumes immediate recognition of a 5% discount on all material purchases of the combined entity. KCPL/UCU vendor surveys found a discount of 2.85% more likely. Further, KCPL/UCU found that a significant portion of materials purchased by the parties would not be leverageable. If KCPL/UCU applied a 5% discount to the WR-envisioned KCPL material purchases, as well as an implied UCU purchase volume, total KCPL/UCU procurement synergies would be $119 million.

     - WR assumes immediate recognition of a 5% discount on all purchased services (excluding fuel and purchased power) for the combined companies. KCPL/UCU research found that a significant portion of the purchased services are not leverageable. If KCPL/UCU applied a 5% discount to both WR's universe of purchased services for KCPL, and an implied UCU volume, KCPL/UCU procurement synergies would be $45 million.

In this case, using WR assumptions creates an entirely new procurement synergy for KCPL/UCU. To make the studies comparable requires netting out the KCPL/UCU synergy study savings and procurement timing issues discussed earlier. The resulting total increase to KCPL/UCU synergy would be $125 million.

- - BENEFITS & A&G

     - WR assumes a reduction of Benefits Administration costs. KCPL/UCU found that both UCU and KCPL had already significantly leveraged Benefits Administration suppliers and that the merger would not result in additional synergies. To make the studies comparable would require adding back the KCPL portion of synergies identified by Western to the KCPL/UCU synergy number. This results in an additional synergy of $7 million.

     - WR assumes the reduction of general and administrative expenses of over $7,500 per FTE reduction. KCPL/UCU, based on a line item review of KCPL/UCU budget documents, found that avoided A&G expense per FTE reduction to be about $3,700. To make the studies comparable would require applying the difference to each KCPL/UCU FTE reduction, which would increase KCPL/UCU synergies by $3 million.

- -  OTHER

     - WR does not include a deduction for transaction costs of $30 million in its synergy number. The KCPL/UCU $606 million synergy number does include a $30 million deduction for transaction costs. To make the studies comparable would require increasing the KCPL/UCU synergies by this $30 million.

     - WR does not include a deduction for the $58 million break up fees. To make the studies comparable would require adding back the $58 million to the KCPL/UCU synergies. Assuming capitalization, this would increase KCPL/UCU synergies by $99 million.

     - WR assumes that the gross receipts tax avoided by WR customers constitutes a synergy. KCPL/UCU does not include a gross receipts tax synergy. Using a conservative 5% gross receipts tax, applied to the 50% of synergies passed through to the ratepayers, results in additional KCPL/UCU synergies of $19 million.

In an attempt to achieve an "apples to apples" comparison, this study quantifies the impact of applying some of the apparent assumptions employed by Western Resources in their Project Royal Synergies quantification dated April 1996 to the KCPL/UCU synergies report entitled Analysis of Synergies Related to the Merger of UtiliCorp United and Kansas City Power & Light. This analysis is based solely upon the interpretation of the Western report, as a review of the supporting documentation and work papers has not been performed.

[graph follows]

                 THE "APPLES TO APPLES" COMPARISON


[right arrow]  THIS CHART QUANTIFIES THE IMPACT OF APPLYING
               APPARENT WR ASSUMPTIONS TO THE UCU / KCPL SYNERGY
               STUDY.

UCU/KCPL
Merger Study
$606 Million
[down arrow]

      WESTERN RESOURCES/KCPL MERGER STUDY -- $1.04 BILLION

Reconciling Adjustments ($ in millions):

Timing      Compensation   Procurement   A&G and Benefits    Other

[1st right  [2nd right     [3rd right    [4th right          [5th right
arrow]      arrow]         arrow]        arrow]              arrow]
$105        $21            $125          $10                 $148

[under first right arrow]
     -    FTE timing
     -    1998 -- 2007 time frame
     -    IT systems life
     -    Procurement timing
     -    Facilities timing

[under second right arrow]
     -    Labor inflated at 4.3% vs. 3.5%
     -    Benefits at 34% vs. 29.4%
     -    Severance at 9 months vs. 10.86 months

[under third right arrow]
     -    All services at 5%
     -    All materials at 5%

[under fourth right arrow]
     -    Benefits administered by KCPL
     -    Administrative and overhead

[under fifth right arrow]
     -    Transaction costs
     -    Break-up fee
     -    Gross receipts tax

$1.02 Billion w/o Add'l FTEs